                                                                    Exhibit 12.1

                                                    Ambac Financial Group, Inc.
                                                Ratio of Earnings to Fixed Charges
                                                   (In thousands, except ratios)

                                                           Years Ended December 31,                Six Months Ended June 30,
                                      --------------------------------------------------------   ---------------------------
                                         2000         1999        1998       1997        1996         2001            2000
                                      --------------------------------------------------------   ---------------------------

Earnings:
  Income before income taxes           $482,124     $404,658    $328,912   $285,996   $375,506     $ 269,644        $234,264
  Interest expense                       37,477       36,525      32,761     21,346     20,925        18,968          18,759
  Portion of rentals deemed to be
   interest                               1,859        1,782       1,846      1,699      1,287           478             451
                                      --------------------------------------------------------     -------------------------
    Earnings                           $521,460     $442,965    $363,519   $309,041   $397,718     $ 289,090        $253,474
                                      ========================================================     =========================

Fixed Charges:

  Interest Expense                      $37,477      $36,525     $32,761    $21,346    $20,925     $  18,968          18,759
  Portion of rentals deemed to be
   interest                               1,859        1,782       1,846      1,699      1,287           478             451
                                      --------------------------------------------------------     -------------------------
    Fixed Charges                       $39,336      $38,307     $34,607    $23,045    $22,212     $  19,446        $ 19,210
                                      ========================================================     =========================
Ratio of earnings to fixed charges         13.3         11.6        10.5       13.4       17.9          14.9            13.2
                                      ========================================================     =========================